UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 11, 2005

International Steel Group Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-31926	71-0871875

___________________	___________________	___________________
(State or Other	(Commission File No.)	(I.R.S. Employer
Jurisdiction		Identification No.)
of Incorporation)

4020 Kinross Lakes Parkway, Richfield, Ohio 44286-9000
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:
(330) 659-9100

N.A.

(Former Name or Former Address, if Changed Since Last Report)

                Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 9.01. Financial Statements and Exhibits.
EXHIBIT 2.1 AMENDMENT TO AGREEMENT

Item 1.01. Entry into a Material Definitive Agreement.

                As previously reported, International Steel Group Inc., a Delaware corporation (“ISG”) has entered into an Agreement and Plan of Merger and Reorganization, dated as of October 24, 2004 (the “Merger Agreement”) with Mittal Steel Company, N.V. (formerly known as Ispat International N.V.), a company organized under the laws of The Netherlands (“Parent”), and Park Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which, and subject to the terms and conditions therein, ISG would merge with Merger Sub (the “Merger”), with the surviving entity (the “Surviving Corporation”) becoming a wholly owned subsidiary of Mittal.

                On April 11, 2005, ISG, Parent and Merger Sub entered into an Amendment to Agreement and Plan of Merger and Reorganization (the “Amendment”), which amends the Merger Agreement. The Amendment provides for revisions to the certificate of incorporation of the Surviving Corporation that will be effective after the consummation of the Merger, and to make technical revisions to certain provisions in the Merger Agreement relating to the payment of funds by Parent and Merger Sub to and from the exchange agent in the Merger.

Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits.

Exhibit
No.	Description
2.1	Amendment to Agreement and Plan of Merger and Reorganization, dated April 11, 2005, among Mittal Steel Company, N.V. (formerly known as Ispat International N.V.), Park Acquisition Corp. and International Steel Group Inc.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 11, 2005

INTERNATIONAL STEEL GROUP INC.

By		/s/Lonnie A. Arnett

	Name:	Lonnie A. Arnett
	Title:	Vice President, Controller and
Chief Accounting Officer

EXHIBIT INDEX

Exhibit
No.	Description
2.1	Amendment to Agreement and Plan of Merger and Reorganization, dated April 11, 2005, among Mittal Steel Company, N.V. (formerly known as Ispat International N.V.), Park Acquisition Corp. and International Steel Group Inc.